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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-03201 of Courier Corporation on Form S-8 of our report dated November 5, 1998, appearing in this Annual Report on Form 10-K of Courier Corporation and subsidiaries for the fiscal year ended September 26, 1998.


Deloitte & Touche LLP
Boston, Massachusetts
December 4, 1998